Exhibit 99.1

pSivida Corp. Announces Transformative Acquisition of Icon Bioscience

Inc. and Growth Capital Financing with Essex Woodlands Healthcare

Partners – Company Will Rebrand as EyePoint Pharmaceuticals, Inc.

Acquisition and additional funding significantly accelerate the company’s transformation to a specialty biopharmaceutical company with the potential to commercialize two ophthalmic products in 1H 2019

Icon Bioscience’s DEXYCU™ (dexamethasone intraocular suspension) 9% was approved by the FDA on February 9, 2018, and is the first long acting intraocular product approved for the treatment of postoperative inflammation

Essex Woodlands (EW) Healthcare Partners, an established growth equity firm, and a third party investor will make an equity investment in pSivida for a total of up to approximately $60.5 million

SWK Holdings will provide up to $20 million in debt financing

pSivida Corp. will rebrand and change its name to EyePoint Pharmaceuticals Inc. (NASDAQ: EYPT) effective April 2, 2018

Conference Call and Webcast Tomorrow, March 29, 2018, at 8:00 a.m. ET

WATERTOWN, Mass., March 28, 2018 — pSivida Corp. (NASDAQ: PSDV) (ASX: PVA), a specialty biopharmaceutical company committed to developing and commercializing innovative ophthalmic products, today announced the acquisition of Icon Bioscience Inc. (Icon). Icon is a specialty biopharmaceutical company whose lead product DEXYCU (dexamethasone intraocular suspension) 9% is FDA approved for postoperative inflammation and is administered as a single dose at the end of ocular surgery. DEXYCU is the first long-acting intraocular product approved by the FDA for the treatment of postoperative inflammation. DEXYCU utilizes Icon’s proprietary Verisome® drug-delivery platform which allows for a single injection that releases over time.

The Company has entered into a financial agreement with EW Healthcare Partners. EW Healthcare Partners and a third party investor will make equity investments in pSivida for a total of up to approximately $60.5 million. In addition, SWK Holdings Corporation (SWK) has agreed to provide pSivida with up to $20 million in a debt facility. The Company will use these resources to finance the Icon acquisition and prepare for the commercial launches of DEXYCU and, if approved by FDA, Durasert™ micro-insert for the treatment of non-infectious uveitis affecting the posterior segment of the eye.

Two Potential Near-Term Launches

•	On February 9, 2018, the FDA approved Icon Bioscience’s New Drug Application (NDA) for DEXYCU, a dropless, long-acting therapeutic for the treatment of postoperative inflammation. There are over four million cataract surgeries performed annually in the U.S. pSivida plans to launch DEXYCU in the U.S. in the first half of 2019 following the successful scale up of commercial supplies.

•	On March 19, 2018, the FDA accepted pSivida’s NDA for Durasert micro-insert for treatment of non-infectious posterior segment uveitis, which will be subject to a standard review and has a Prescription Drug User Fee Act (PDUFA) action date of November 5, 2018. Posterior segment uveitis is a high unmet need area with limited treatment options and the third leading cause of blindness in the U.S. If approved, pSivida expects to launch Durasert in the U.S. in the first half of 2019.

Strategic Rationale for Transactions

This transformative acquisition and financing are driven by the shared vision held by pSivida and its new partners, EW Healthcare Partners and SWK.

•	Ophthalmology represents a large and growing therapeutic category with a sizable market, favorable demographics due to an aging population, and significant unmet clinical needs.

•	DEXYCU offers a unique value creation opportunity, especially with the experience of pSivida’s CEO, Nancy Lurker, who has built multiple sales and marketing organizations that have successfully commercialized numerous products. The Company is well positioned to capitalize on DEXYCU and the potential Durasert opportunity.

•	pSivida and its strategic partners will remain opportunistic in evaluating additional ophthalmology assets.

MTS Health Partners, L.P. served as pSivida’s financial advisor in connection with the transaction and its affiliate, MTS Securities LLC, provided the pSivida board of directors with a fairness opinion. Torreya Partners served as the advisor to pSivida on the debt financing. Hogan Lovells US LLP acted as pSivida’s legal advisor and Danforth Advisors, LLC acted as pSivida’s corporate finance advisor.

EW Healthcare Investment

EW Healthcare Partners and a third party investor will provide pSivida with funding in two tranches totaling $35 million, approximately $25.5 million of which is subject to the approval of the Company’s stockholders. EW Healthcare Partners and a third party investor also have an option, subject to the approval of the Company’s stockholders, to make an additional investment of approximately $25.5 million for a total of up to $60.5 million.

•	In the first tranche, which closed concurrently with the Icon acquisition, EW Healthcare Partners purchased 8,606,324 shares of pSivida common stock.

•	In the second tranche, which is subject to stockholder approval, EW Healthcare Partners and a third party investor will purchase approximately $25.5 million of the Company’s common stock and receive a warrant to purchase an additional approximately $25.5 million of the Company’s common stock. The warrant will be cash-exercise only and exercisable no later than 15 business days after the issuance of a pass-through reimbursement code for DEXYCU.

Ron Eastman, a Managing Director with EW Healthcare Partners, who will immediately join pSivida’s Board of Directors, said, “EW Healthcare Partners is pleased to have the opportunity to invest in Nancy Lurker and her team as they drive the growth and transformation of EyePoint Pharmaceuticals into a fully integrated specialty biopharmaceutical company. Nancy has a strong track record of building successful commercial organizations, and we look forward to continuing to support the Company as it capitalizes on DEXYCU, Durasert and other potential ophthalmology opportunities.”

SWK Investment

pSivida also entered into a $20 million senior secured, non-dilutive term loan agreement with SWK Funding LLC and its partners. SWK Funding LLC is a subsidiary of SWK.

“We are pleased to partner with pSivida and are fully committed to working with the team to build a leading business in ophthalmology,” said Winston Black, CEO, SWK. “Nancy has a proven track record of successfully commercializing products and we believe pSivida has a very attractive future.”

EyePoint Pharmaceuticals Marks the Transformation of pSivida

“Today’s announcements significantly accelerate the transformation of pSivida into a specialty biopharmaceutical company with the potential to launch two ophthalmic products in the first half of 2019 with the FDA approval of DEXYCU, and active regulatory review of Durasert micro-insert for posterior segment non-infectious uveitis. Our goal is to leverage the commercial infrastructure we are building and become a sustainable growth company,” said Nancy Lurker President and CEO. “Our rebranding and name change reflect the tremendous progress we’ve made and embody the momentum at EyePoint Pharmaceuticals. Our goal is to establish EyePoint Pharmaceuticals as a leader in developing and launching innovative ophthalmic products in indications with high unmet medical need to improve the lives of patients with serious eye disorders. We are pleased to partner with EW and SWK to assure that we have not only the funding to achieve our goals, but also the deep strategic and healthcare domain expertise to ensure our ability to execute on our strategy.”

DEXYCU is the first long-acting intraocular product approved by the FDA for the treatment of postoperative inflammation. Cataract surgery is the most frequent surgical procedure in the U.S., with over four million performed annually. The primary endpoint of the DEXYCU placebo-controlled Phase 3 program was to assess the percent of patients achieving total anterior chamber cell (ACC) clearance at post-surgical Day 8. The percentage of patients with ACC clearance at post-surgical Day 8 was 60% in the DEXYCU treated group versus 20% in the placebo group. The most commonly reported adverse reactions occurring in 5-15% of subjects included an increase in intraocular pressure, corneal edema, and iritis.

“DEXYCU offers surgeons a new option to treat post-surgical inflammation with a single injection following surgery, thereby potentially eliminating the need for patients to administer a complex regimen of steroid drops for up to 4 weeks post-surgery which many patients have difficultly adhering to,” said Dr. Cynthia Matossian, MD, FACS, who is the founder and Chief Executive Officer of Matossian Eye Associates.

EyePoint Pharmaceuticals will trade under the new NASDAQ ticker symbol “EYPT” effective April 2, 2018. The former ticker symbol “PSDV” will remain effective through the market close on March 29, 2018. The new website for EyePoint Pharmaceuticals is www.eyepointpharma.com.

ASX Delist

pSivida has requested that its shares be delisted from trading on the Australian Securities Exchange. Due to a significant decrease in the proportion of the Company’s common stock held by Australian shareholders, low trading activity and the costs of maintaining the listing, the Board of Directors of pSivida after careful consideration has determined that there are minimal benefits to maintaining its listing on the ASX and that it would be in the best interests of the Company and its shareholders to delist.

Conference Call

pSivida Corp. will host a live webcast and conference call tomorrow, March 29, 2018, at 8:00 a.m. ET. The conference call may be accessed by dialing (877) 312-7507 from the U.S. and Canada, or (631) 813-4828 from international locations. The conference ID is 6188674. A live webcast will be available on the Investor Relations section of the corporate website at http://www.psivida.com.

A replay of the call will be available beginning March 29, 2018, at approximately 10:30 a.m. ET and ending on April 30, 2018, at 11:59 a.m. ET. The replay may be accessed by dialing (855) 859-2056 within the U.S. and Canada or (404) 537-3406 from international locations, Conference ID Number: 6188674. A replay of the webcast will also be available on the corporate website during that time.

About Icon Bioscience and Verisome®

Icon Bioscience Inc. was previously a privately held specialty biopharmaceutical company focused on the development and commercialization of unique ophthalmic pharmaceuticals based on its patented and proprietary Verisome® extended-release drug delivery technology. On February 9, 2018, the United States Food and Drug Administration (FDA) approved Icon Bioscience’s New Drug Application (NDA) for DEXYCU™ (dexamethasone intraocular suspension) 9%, a dropless, long-acting therapeutic for treating inflammation associated with cataract surgery. DEXYCU is the first long-acting intraocular product approved by the

FDA to treat post-surgical inflammation. Cataract surgery is the most frequent surgical procedure performed in the U.S., with over four million procedures annually. Under current standard of care for inflammation associated with this surgery, patients assume the post-surgical responsibility of self-administering medicated eye drops, several times daily for up to 4 weeks. DEXYCU breaks new ground in the post-surgical treatment of inflammation because it is applied as a single injection at the conclusion of surgery. For additional information visit the Icon website at www.iconbioscience.com.

About EW Healthcare Partners

With over $3.0 billion under management, EW Healthcare Partners is one of the largest and oldest growth equity firms pursuing investments in pharmaceuticals, medical devices, healthcare services, and healthcare information technology. Since its founding in 1985, EW Healthcare Partners has maintained its singular commitment to the healthcare industry and has been involved in the founding, investing, and/or management of over 150 healthcare companies, ranging across sectors, stages, and geographies. The team is comprised of over 20 senior investment professionals with offices in New York, London, Palo Alto and Houston.

About SWK Holdings Corporation

SWK Holdings Corporation is a publicly traded, specialized finance company with a focus on the global healthcare sector. SWK partners with ethical product marketers and royalty holders to provide flexible financing solutions at an attractive cost of capital to create long-term value for both SWK’s business partners and its investors.

About EyePoint Pharmaceuticals

EyePoint Pharmaceuticals (formerly pSivida Corp.) (www.eyepointpharma.com), headquartered in Watertown, MA, is a specialty biopharmaceutical company committed to developing and commercializing innovative ophthalmic products in indications with high unmet medical need to help improve the lives of patients with serious eye disorders. The Company has developed three of only four FDA-approved sustained-release treatments for back-of-the-eye diseases. In addition, DEXYCU™ was approved by U.S. Food and Drug Administration (FDA) on February 9, 2018. DEXYCU is administered as a single intraocular dose at the end of ocular surgery for postoperative inflammation and it is the first and only FDA approved intraocular product with this indication. ILUVIEN® (fluocinolone acetonide intravitreal implant), a micro-insert for diabetic macular edema, licensed to Alimera Sciences, is currently sold directly in the U.S. and several EU countries. Retisert ® (fluocinolone acetonide intravitreal implant), for posterior uveitis, is licensed to and sold by Bausch & Lomb. The New Drug Application (NDA) for our lead product candidate, Durasert™ micro-insert for the treatment of non-infectious uveitis affecting the posterior segment of the eye, has been accepted for filing by the FDA and is currently under standard review with a Prescription Drug User Fee Act (PDUFA) date of November 5, 2018. The Company’s pre-clinical development program is focused on using its core Durasert platform technology to deliver drugs to treat wet age-related macular degeneration, glaucoma, osteoarthritis and other diseases. To learn more about the Company, please visit www.eyepointpharma.com and connect on Twitter, LinkedIn, Facebook and Google+.

INDICATION: DEXYCU (dexamethasone intraocular suspension) 9% is indicated for the treatment of postoperative inflammation. IMPORTANT SAFETY INFORMATION: CONTRAINDICATIONS – None. WARNINGS AND PRECAUTIONS – Increase in Intraocular Pressure – Prolonged use of corticosteroids, including DEXYCU, may result in glaucoma with damage to the optic nerve, defects in visual acuity and fields of vision. Steroids should be used with caution in the presence of glaucoma. Delayed Healing – The use of steroids after cataract surgery may delay healing and increase the incidence of bleb formation. In those diseases causing thinning of the cornea or sclera, perforations have been known to occur with the use of corticosteroids. Exacerbation of Infection – The use of DEXYCU, as with other ophthalmic corticosteroids, is not recommended in the presence of most active viral diseases of the cornea and conjunctiva including epithelial herpes simplex keratitis (dendritic keratitis), vaccinia, and varicella, and also in mycobacterial infection of the eye and fungal disease of ocular structures. Use of a corticosteroid in the treatment of patients with a history of herpes simplex requires caution and may prolong the course and may exacerbate the severity of many viral infections. Fungal infections of the cornea are particularly prone to coincidentally develop with long-term local steroid application and must be considered in any persistent corneal ulceration where a steroid has been used or is in use. Fungal culture should be taken when appropriate. Prolonged use of corticosteroids may suppress the host response and thus increase the hazard of secondary ocular infections. In acute purulent conditions, steroids may mask infection or enhance existing infection. Cataract Progression – The use of corticosteroids in phakic individuals may promote the development of posterior subcapsular cataracts. ADVERSE REACTIONS – The most commonly reported adverse reactions occurred in 5-15% of subjects and included increases in intraocular pressure, corneal edema and iritis. Please see full Prescribing Information.

SAFE HARBOR STATEMENTS UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Various statements made in this release are forward-looking, and are inherently subject to risks, uncertainties and potentially inaccurate assumptions. All statements that address activities, events or developments that we intend, expect or believe may occur in the future are forward-looking statements. Some of the factors that could cause actual results to differ materially from the anticipated results or other expectations expressed, anticipated or implied in our forward-looking statements include uncertainties with respect to: our ability to achieve profitable operations and access to needed capital; fluctuations in our operating results; successful commercialization of, and receipt of revenues from, ILUVIEN® for diabetic macular edema (“DME”), which depends on Alimera’s ability to continue as a going concern; Alimera’s ability to obtain marketing approvals and the effect of pricing and reimbursement decisions on sales of ILUVIEN; the number of clinical trials and data required for the Durasert technology for the treatment of non-infectious uveitis affecting the posterior segment of the eye, uveitis marketing application approval in the U.S.; our ability to use data in promotion for Durasert micro insert for the treatment of non-infectious uveitis affecting the posterior segment of the eye, U.S. NDA approval which includes clinical trials outside the U.S. U.S. NDA including clinical trials outside the U.S.; our ability to successfully commercialize DEXYCU in the U.S.; our ability to obtain stockholder approval for portions of the EW and SWK investments; our ability to successfully commercialize Durasert three-year uveitis, if approved, in the U.S.; potential off-label sales of ILUVIEN for uveitis; consequences of fluocinolone acetonide side effects; the development of our next-generation Durasert shorter-duration treatment for posterior segment uveitis; potential declines in Retisert® royalties; efficacy and the future development of an implant to treat severe osteoarthritis; our ability to successfully develop product candidates, initiate and complete clinical trials and receive regulatory approvals; our ability to market and sell products; the success of current and future license agreements, including our agreement with Alimera; termination or breach of current license agreements, including our agreement with Alimera; our dependence on contract research organizations, vendors and investigators; effects of competition and other developments affecting sales of products; market acceptance of products; effects of guidelines, recommendations and studies; protection of intellectual property and avoiding intellectual property infringement; retention of key personnel; product liability; industry consolidation; compliance with environmental laws; manufacturing risks; risks and costs of international business operations; effects of the potential U.K. exit from the EU; legislative or regulatory changes; volatility of stock price; possible dilution; absence of dividends; and other factors described in our filings with the Securities and Exchange Commission. You should read and interpret any forward-looking statements in light of these risks. Should known or unknown risks materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected in the forward-looking statements. You should bear this in mind as you consider any forward-looking statements. Our forward-looking statements speak only as of the dates on which they are made. We do not undertake any obligation to publicly update or revise our forward-looking statements even if experience or future changes makes it clear that any projected results expressed or implied in such statements will not be realized.

Contact:

Barbara Ryan – Investor

Barbara@barbararyanadvisors.co

203-274-2825

Thomas Gibson – Media

tom@tomgibsoncommunications.com

201-476-0322